                                                                    EXHIBIT 10.1

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 10-Q

(Mark One)

     X   Quarterly Report Pursuant to Section 13 or 15(d) of the Securities
    ---  Exchange Act of 1934

                  FOR THE QUARTERLY PERIOD ENDED MARCH 31, 1998

                                       or

         Transition Report Pursuant to Section 13 or 15(d) of the Securities --- Exchange Act of 1934

                 For the Transition period from         to
                                               ---------  ----------


                         COMMISSION FILE NUMBER: 0-15463


                     MENDIK REAL ESTATE LIMITED PARTNERSHIP
                     --------------------------------------
              Exact Name of Registrant as Specified in its Charter


          New York                                       11-2774249
          --------                                       ----------
State or Other Jurisdiction of                I.R.S. Employer Identification No.
Incorporation or Organization


3 World Financial Center, 29th Floor,
New York, NY    Attn: Andre Anderson                       10285
---------------------------------------                    -----
Address of Principal Executive Offices                    Zip Code

                                 (212) 526-3237
                                 --------------
               Registrant's Telephone Number, Including Area Code


Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes    X    No
      ---  ----

MENDIK REAL ESTATE LIMITED PARTNERSHIP
AND CONSOLIDATED VENTURE


============================================================================================
CONSOLIDATED BALANCE SHEETS                                    (UNAUDITED)
                                                               AT MARCH 31    AT DECEMBER 31
                                                                      1998              1997
--------------------------------------------------------------------------------------------
ASSETS
Property held for disposition                                $ 119,905,760     $ 119,791,043
Cash and cash equivalents                                        4,778,618         4,786,697
Restricted cash                                                  7,182,391         7,041,844
Rent and other receivables (net of allowance for doubtful
  accounts of $118,611 in 1997)                                    728,885           903,270
Deferred rent receivable                                        11,675,725        11,191,096
Other assets, net of accumulated amortization
  of $4,940,857 in 1998 and $4,941,591 in 1997                  12,596,401         8,426,941
--------------------------------------------------------------------------------------------
        TOTAL ASSETS                                         $ 156,867,780     $ 152,140,891
============================================================================================
LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)
Liabilities:
  Accounts payable and
  accrued expenses                                           $   3,253,190     $   1,572,939
  Deferred income                                                6,118,488         5,904,654
  Due to affiliates                                              2,670,246         2,956,140
  Security deposits payable                                      1,160,635         1,116,249
  Accrued interest payable                                         754,416           727,944
  Mortgages payable                                             71,500,000        71,500,000
  Notes payable to affiliates                                    2,230,000         2,230,000
                                                             -------------------------------
        Total Liabilities                                       87,686,975        86,007,926
                                                             -------------------------------
Minority interest                                               22,400,183        21,445,577
                                                             -------------------------------
Partners' Capital (Deficit):
  General Partners                                                (398,851)         (419,783)
  Limited Partners (395,169 units outstanding)                  47,179,473        45,107,171
                                                             -------------------------------
        Total Partners' Capital                                 46,780,622        44,687,388
--------------------------------------------------------------------------------------------
        TOTAL LIABILITIES AND PARTNERS' CAPITAL              $ 156,867,780     $ 152,140,891
============================================================================================

=================================================================================
CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL (DEFICIT)
FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED)
                                                           SPECIAL
                                    LIMITED      GENERAL   LIMITED
                                   PARTNERS     PARTNERS   PARTNER          TOTAL
---------------------------------------------------------------------------------
Balance at December 31, 1997    $45,107,171    $(419,783)    $  --    $44,687,388
Net Income                        2,072,302       20,932        --      2,093,234
---------------------------------------------------------------------------------
Balance at March 31, 1998       $47,179,473    $(398,851)    $  --    $46,780,622
=================================================================================


See accompanying notes to the consolidated financial statements.

MENDIK REAL ESTATE LIMITED PARTNERSHIP
AND CONSOLIDATED VENTURE


================================================================================
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, (UNAUDITED)           1998            1997
--------------------------------------------------------------------------------
INCOME
Rental                                              $ 9,261,488     $ 8,607,411
Interest                                                 63,009          12,908
                                                    ---------------------------
        Total Income                                  9,324,497       8,620,319
--------------------------------------------------------------------------------
EXPENSES
Property operating                                    4,797,564       5,045,432
Depreciation and amortization                            49,183       1,836,303
Interest                                              1,387,394       1,744,992
General and administrative                               42,516         120,607
                                                    ---------------------------
        Total Expenses                                6,276,657       8,747,334
--------------------------------------------------------------------------------
Income (loss) before minority interest                3,047,840        (127,015)
Minority interest in
   consolidated venture                                (954,606)        (29,243)
--------------------------------------------------------------------------------
        Net Income (Loss)                           $ 2,093,234     $  (156,258)
================================================================================
NET INCOME (LOSS) ALLOCATED:
To the General Partners                             $    20,932     $      (156)
To the Special Limited Partner                               --              --
To the Limited Partners                               2,072,302        (156,102)
--------------------------------------------------------------------------------
                                                    $ 2,093,234     $  (156,258)
================================================================================
Per limited partnership unit
(395,169 outstanding)                               $      5.24     $     (0.40)
--------------------------------------------------------------------------------


See accompanying notes to the consolidated financial statements.

MENDIK REAL ESTATE LIMITED PARTNERSHIP
AND CONSOLIDATED VENTURE


=====================================================================================
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, (UNAUDITED)                 1998            1997
-------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)                                         $ 2,093,234     $  (156,258)
Adjustments to reconcile net income (loss) to net cash
provided by (used for) operating activities:
   Depreciation                                                    --       1,500,001
   Amortization                                                49,183         336,302
   Minority interest in consolidated venture                  954,606          29,243
   Increase (decrease) in cash arising from changes in
   operating assets and liabilities:
        Restricted cash                                      (140,547)        (10,186)
        U.S. Treasuries and Agencies                               --           5,810
        Rent and other receivables                            174,385         573,306
        Deferred rent receivable                             (484,629)       (181,416)
        Other assets                                       (4,218,643)     (1,624,472)
        Accounts payable and accrued expenses               1,680,251         469,148
        Deferred income                                       213,834           9,130
        Due to affiliates                                    (285,894)     (1,376,565)
        Security deposits payable                              44,386          10,186
        Accrued interest payable                               26,472         (20,824)
                                                          ---------------------------
Net cash provided by (used for) operating activities          106,638        (436,595)
-------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to real estate assets                              (114,717)       (316,070)
Accounts payable - real estate assets                              --        (685,341)
                                                          ---------------------------
Net cash used for investing activities                       (114,717)     (1,001,411)
-------------------------------------------------------------------------------------
Net decrease in cash and cash equivalents                      (8,079)     (1,438,006)
Cash and cash equivalents, beginning of period              4,786,697       4,727,720
-------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                  $ 4,778,618     $ 3,289,714
=====================================================================================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest                  $ 1,389,269     $ 1,765,816
-------------------------------------------------------------------------------------


See accompanying notes to the consolidated financial statements.

MENDIK REAL ESTATE LIMITED PARTNERSHIP
AND CONSOLIDATED VENTURE

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The unaudited financial statements should be read in conjunction with the Partnership's annual 1997 audited financial statements within form 10-K.

The unaudited interim financial statements include all normal and reoccurring adjustments which are, in the opinion of management, necessary to present a fair statement of financial position as of March 31, 1998 and the results of operations and cash flows for the three months ended March 31, 1998 and 1997 and the statement of partners' capital (deficit) for the three months ended March 31, 1998. Results of operations for the period are not necessarily indicative of the results to be expected for the full year.

Reclassification. Certain prior year amounts have been reclassified in order to conform to the current year's presentation.

The following significant event occurred subsequent to fiscal year 1997 which requires disclosure in this interim report per Regulation S-X, Rule 10-01, Paragraph (a)(5).

The Partnership has reached an agreement in principle, subject to final negotiation and execution of a definitive agreement, to sell the Partnership's Properties for approximately $65 million, net of existing mortgage debt on the Properties, (the "Proposed Transaction"). Pursuant to the terms of the Proposed Transaction, the Partnership's interest in Two Park Avenue is to be purchased by an affiliate of Vornado Realty Trust for approximately $34.5 million, payable in shares of common stock of Vornado Realty Trust. Saxon Woods Corporate Center and 330 West 34th Street are to be purchased for an aggregate price of $30 million in cash by Vornado Realty, L.P., or an affiliate thereof. Both Vornado Realty Trust and Vornado Realty, L.P. are affiliates of Mendik RELP Corporation. After the Proposed Transaction is consummated, the Partnership will be liquidated.

The Proposed Transaction was agreed to in principle in connection with, and is conditioned upon, the settlement of three putative class action lawsuits that have been brought against the General Partners of the Partnership and certain affiliates of Mendik RELP Corporation by certain limited partners of the Partnership (the "Settlement"). The Settlement contemplates the Proposed Transaction, the subsequent dissolution and liquidation of the Partnership and the distribution of the Partnership's remaining assets after the payment of the Partnership's liabilities. The Settlement is subject to the final negotiation and execution of a definitive agreement and is also conditioned upon final court approval of the Settlement. There can be no assurance that the Proposed Transaction will close as anticipated.

Upon execution of definitive documentation, a notice will be sent to all Limited Partners which will explain in greater detail the terms of the Proposed Transaction and Settlement.


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